UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 15, 2022

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5770 Armada Drive, Carlsbad, CA 92008
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SPNE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 15, 2022, SeaSpine Holdings Corporation (“SeaSpine,” the “Company,” or “our”) and certain of its subsidiaries entered into an amendment to the Amended and Restated Credit Agreement dated as of July 27, 2018 with Wells Fargo Bank, N.A., as administrative agent, and the lender parties thereto. The amendment: (a) changes the monthly interest rate on the credit facility from an interest rate based on LIBOR and a three-level grid based on the prior month’s excess availability to an interest rate based on Term SOFR plus 2.65% (the transition from LIBOR to Term SOFR is intended to be value neutral); (b) changes the unused line fee from a fee ranging between 0.375% to 0.5% of the prior month’s excess availability to a fee of 0.5% of the prior month’s excess availability; (c) imposes a $3000 per month collateral monitoring fee; and (d) extends the maturity date of the credit facility from July 27, 2022 to July 27, 2025. The Company paid to Wells Fargo a $150,000 closing fee in connection with parties entering into the amendment.

The foregoing description of the amendment is qualified in its entirety by reference to the copy of the amendment, which the Company expects to file as an exhibit to its quarterly report on Form 10-Q for the quarter ended September 30, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

Date:	July 18, 2022	By:	/s/ Patrick Keran
Name: Patrick Keran
Title: Senior Vice President, General Counsel